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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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
GERMAN AMERICAN BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Indiana                                                               35-1547518
(State or Other Jurisdiction                                          (I.R.S. Employer
of Incorporation or Organization)                                     Identification Number)

711 Main Street, Box 810
Jasper, Indiana 47546-3042
(Address of Principal Executive Offices)

GERMAN AMERICAN BANCORP EMPLOYEES' PROFIT SHARING PLAN
(Full Title of the Plan)

                                                                      Copy to:
Mark A. Schroeder                                                     Mark B. Barnes
President and Chief Executive Officer                                 Ice Miller Donadio & Ryan
711 Main Street, Box 810                                              One American Square, Box 82001
Jasper, Indiana 47546-3042                                            Indianapolis, Indiana 46282-0002
(812) 482-1314                                                        (317) 236-2100
(Name, address and telephone number,
including area code, of Agent for Service)
----------------------------

CALCULATION OF REGISTRATION FEE
                                                  Proposed Maximum       Proposed Maximum
Title of Securities to       Amount to be         Offering Price Per     Aggregate Offering         Amount of
be Registered                Registered (1)       Share (2)              Price (2)                  Registration Fee

Common Shares, no par        50,000 shares        $17.50                 $875,000                   $243.25
value


(1)  Represents                       the estimated  maximum amount that will be
     offered and sold during the next three years pursuant to the Plan. In addition, pursuance to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plan.

(2) Estimated solely for purposes of determining the registration fee in with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $17.50 per share, the average of the high and low prices of the Registrant's Common Shares as reported on the Nasdaq National Market on June 28, 1999.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Information required by Part I, Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to
Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the German American Bancorp plans that are covered by this Registration Statement are available without charge by contacting the Company's Shareholder Relations Officer at (812) 482-1314.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents of German American Bancorp (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a)(1) Annual Report on Form 10-K of the Registrant filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Registrant's fiscal year ended December 31, 1998.

     (b)(1) Quarterly Report on Form 10-Q for the Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended March 31, 1999.

     (c)(1) The description of the Common shares of the Registrant contained under the caption "Description of German American Capital Stock" that is included on pages 106 through 110 of the Prospectus/Proxy Statement of the Registrant included in Pre-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-46913) filed with the Commission on May 11, 1998.

     All  documents  subsequently  filed  by the  Registrant  or by  the  German
American Bancorp Employees' Profit Sharing Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Under the IBCL and Article IV of German American's Restated Bylaws, German American's officers, directors, and employees are entitled to indemnification against all liability and expense with respect to any civil or criminal claim, action, suit or proceeding in which they are wholly successful. If they are not wholly successful and even if they are adjudged liable or guilty, they are entitled to indemnification if it is determined, with respect to a civil action, by disinterested directors, a special legal counsel, or a majority vote of the shares of German American's voting stock held by disinterested shareholders, that they acted in good faith in what they reasonably believed to be the best interests of German American. With respect to any criminal action, it must also be determined that they had no reasonable cause to believe their conduct unlawful.

     Under the Indiana Business Corporation Law, a director of German American cannot be held liable for actions that do not constitute wilful misconduct or recklessness. The Articles of Incorporation of German American provide that directors of German American shall be immune from personal liability for any action taken as a director, or any failure to take any action, to the fullest extent permitted by the applicable provisions of the Indiana Business Corporation Law from time to time in effect and by general principles of corporate law. In addition, a director of German American against whom a shareholders' derivative suit has been filed cannot be held liable if a committee of disinterested directors of German American, after a good faith investigation, determines either that the shareholder has no right or remedy or that pursuit of that right or remedy will not serve the best interests of German American.

     At present, there are no claims, actions, suits or proceedings pending where indemnification would be required under the above, and German American does not know of any threatened claims, actions, suits or proceedings which may result in a request for such indemnification.

     In addition, officers and directors of German American are entitled to indemnification under an insurance policy of German American for expenditures incurred by them in connection with certain acts in their capacities as such, and providing reimbursement to German American for expenditures in indemnifying such directors and officers for such acts. The maximum aggregate coverage for German American and insured individuals is $3,000,000 for claims made during each policy year, with the policies subject to self-retention and deductible provisions.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are filed herewith:

Exhibit No.       Description
-----------       -----------

4.1               Restated  Articles of  Incorporation  of Registrant as amended
                  April 23, 1998 (incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

4.2               Restated  By-laws  of  Registrant  as  amended August 14, 1990
                  (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

23.1              Consent of Crowe, Chizek and Company LLP.

23.2              Consent of Gaither Rutherford & Company.

24.1              Power of Attorney (included above signatures).

     No opinion of counsel is required by Item 601(b)(5) of Regulation S-K because:

          (a) The Common Shares to be offered pursuant to the Plan will not be original issuance securities.

          (b) The Registrant undertakes that it will submit in a timely manner the Plan to the Internal Revenue Service ("IRS") and will make any and all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jasper, Indiana, on this 24th day of June, 1999.

                                     GERMAN AMERICAN BANCORP


                                     By: /s/ Mark A. Schroeder
                                        --------------------------------------
                                        Mark A. Schroeder
                                        President and Chief Executive Officer


POWER OF ATTORNEY AND SIGNATURES

     Each person whose signature appears below constitutes and appoints Mark A. Schroeder and Richard E. Trent, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933  this
Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Date                                             Signature and Title
----                                             -------------------


                                                 /s/ Mark A. Schroeder
Date:   June 24, 1999                            -----------------------------------------
                                                 Mark A. Schroeder, President and Director
                                                 (Chief Executive Officer)


                                                 /s/ George W. Astrike
Date:   June 24, 1999                            -----------------------------------------
                                                 George W. Astrike, Director


                                                 /s/ David G. Buehler
Date:   June 29, 1999                            -----------------------------------------
                                                 David G. Buehler, Director





Date:   June __, 1999                            -----------------------------------------
                                                 David B. Graham, Director


                                                 /s/ William R. Hoffman
Date:   June 24, 1999                            -----------------------------------------
                                                 William R. Hoffman, Director



Date:   June __, 1999                            -----------------------------------------
                                                 Michael B. Lett, Director


                                                 /s/ James C. McCormick
Date:    June 24, 1999                           -----------------------------------------
                                                 James C. McCormick, Director


                                                 /s/ Gene C. Mehne
Date:   June 24, 1999                            -----------------------------------------
                                                 Gene C. Mehne, Director


                                                 /s/ A. W. Place Jr.
Date:   June 24, 1999                            -----------------------------------------
                                                 A. W. Place Jr., Director



Date:   June __, 1999                            -----------------------------------------
                                                 Robert L. Ruckriegel, Director


                                                 /s/ Larry J. Seger
Date:   June 24, 1999                            -----------------------------------------
                                                 Larry J. Seger, Director


                                                 /s/ Joseph F. Steurer
Date:   June 24, 1999                            -----------------------------------------
                                                 Joseph F. Steurer, Director



Date:   June __, 1999                            -----------------------------------------
                                                 C.L. Thompson, Director


                                                 /s/ Michael J. Voyles
Date:   June 24, 1999                            -----------------------------------------
                                                 Michael J. Voyles, Director


                                                 /s/ Richard E. Trent
Date:   June 24, 1999                            -----------------------------------------
                                                 Richard E. Trent, Senior Vice President
                                                 (Chief Financial Officer)


                                                 /s/ John M. Gutgsell
Date:   June 24, 1999                            -----------------------------------------
                                                 John M. Gutgsell, Vice President
                                                 (Principal Accounting Officer)

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustee of the German American Bancorp Employees' Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jasper, Indiana, on this 29th day of June, 1999.

                           GERMAN AMERICAN BANCORP
                           EMPLOYEES' PROFIT SHARING PLAN
                           GERMAN AMERICAN BANK, TRUSTEE

                           By: /s/ Norman E. Kempf
                              ----------------------------------------
                               Norman E. Kempf, Vice President and Trust Officer